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                                  EXHIBIT 10.3
                              MASSEY ENERGY COMPANY
                           EXECUTIVE PHYSICAL PROGRAM

      Eligibility:

      - Massey Energy Company 16(b) officers; select senior managers of Massey Energy Company and its subsidiaries

      Description of Coverage:

      - Eligible participants are required to undergo executive physicals every other year if under age 50 and annually beginning at age 50. Executive physicals include patient history, physical examination, and various screening procedures, with allowable cost not to exceed $1,200.